UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	01 13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
160 South Industrial Blvd., Calhoun, Georgia		30701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Mohawk Industries, Inc. (the “Company”) was held on May 18, 2017. Below are the final voting results of the items voted on at the Annual Meeting:

(1)	Votes regarding the election of the following persons as directors for a three-year term beginning in 2017 were as follows:

Name	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Karen A. Smith Bogart	61,470,262	728,016	7,851	3,310,834
Richard C. Ill	60,374,334	1,739,341	92,454	3,310,834
Jeffrey S. Lorberbaum	61,358,235	840,167	7,727	3,310,834

(2)	Votes regarding ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
65,071,568	434,076	11,319	0

(3)	Votes regarding the non-binding, advisory vote with respect to the compensation of the Company’s Named Executive Officers were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
56,928,845	5,229,757	47,527	3,310,834

(4)	Votes regarding the non-binding, advisory vote with respect to frequency of future advisory votes on the compensation of the Company’s Named Executive Officers were as follows:

Every Year	2 Years	3 Years	Votes Abstain	Broker Non-Votes
57,262,385	22,414	4,911,827	9,503	3,310,834

In accordance with the results of this vote, the Company will continue to provide an advisory vote on executive compensation on an annual basis, until the next required vote on the frequency of shareholder votes on the compensation of executives.

(5)	Votes regarding the approval of the Company’s 2017 Incentive Plan were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
60,401,823	1,779,426	24,880	3,310,834

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: May 22, 2017	By:	/s/ R. David Patton
R. David Patton Vice President-Business Strategy, General Counsel and Secretary